EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Ixia’s Form S-8 of our report dated December 2, 2008, relating to the 2008 consolidated financial statements of Catapult Communications Corporation and subsidiaries, for the year ended September 30, 2008, and the effectiveness of internal control over financial reporting of Catapult Communications Corporation, which appear in its Annual Report on Form 10-K for the year ended September 30, 2008.
/s/ STONEFIELD JOSEPHSON, INC.
San Francisco, California
October 1, 2009